REVOLVING CREDIT AGREEMENT

This Revolving Credit Agreement (this "AGREEMENT") is made and entered into effective as of 1st of February 2016 (the "EFFECTIVE DATE") by and between

WISeKey International Holding AG. of General-Guisan-Strasse 6, Zug, CH- 6300, Switzerland ("LENDER"),

And

Vault-IC SAS. of Arteparc Bachasson,Bat A, Rue de la carriere de Bachasson, 13590 Meyreuil, France, corporation ("BORROWER").

RECITALS

WHEREAS, Lender is a shareholder of the Borrower;

WHEREAS, Borrower is in need of funds to continue investing in its development of a technological platform that is key to its future global deployment and business success;

WHEREAS, Lender desires to loan certain sums to Borrower from time to time and Borrower wishes to borrow certain sums from Lender, on and subject to the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement , the receipt and adequacy of which are hereby acknowledged, Lender and Borrower hereby, intending to be legally bound by the terms hereof, agree as follows:

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1. CERTAIN DEFINITIONS

As used herein:

1.1 BUSINESS DAY. The term "BUSINESS DAY" means any day other than a Saturday, Sunday, or other day which is considered a holiday in the Canton of Geneva, Switzerland.

1.2 CREDIT PERIOD. The term "CREDIT PERIOD" means that period of time beginning on October 1st 2016 (the "Effective Date") and ending on December 31st 2017 or any date mutual greed in writing.

2.  AMOUNT AND TERMS OF CREDIT

2.1 COMMITMENT TO LEND. Subject to all the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants of Borrower set forth in this Agreement, Lender agrees to make a loan of funds to Borrower during the Credit Period, in an aggregate cumulative principal amount as per the Annex b.) "Promissory Notes".

Lender's obligation to make Loan to Borrower under this Agreement is hereinafter referred to as the "COMMITMENT".

2.2 INTEREST. Borrower's indebtedness to Lender under the Loan advanced by Lender under this Agreement will be subject to an interest on unpaid principal at a rate equal three percent (3%) per annum (calculated on the basis of a 365/360-day year) compounded annually.

2.3  MATURITY. Unless payment thereof is accelerated or otherwise becomes due earlier under the terms of this Agreement (including but not limited to the provisions of Section 7.2) the unpaid principal amount of the Loan and all unpaid interest accrued thereon, together with any other fees, expenses or costs incurred in connection therewith, will be immediately due and payable to Lender in full on the Maturity Date.

2.4   PREPAYMENT. Borrower may at any time and from time to time on any Business Day prepay any Loan in whole or in part in increments of CHF 1'000.- (Swiss Francs One Thousand only). Each prepayment will be applied as follows:

(a)  first, to the payment of interest accrued on the Loan outstanding, and

(b)  second, to the extent that the amount of such prepayment exceeds the amount of all such accrued interest, to the payment of principal on such Loan as Borrower may designate.

2.5 TERMS OF REIMBURSEMENT . Unless payment thereof is accelerated or otherwise becomes due earlier under the terms of this Agreement (including but not limited to the provisions of Section 7.2) the unpaid principal amount of the Loan and all unpaid interest accrued thereon, together with any other fees, expenses or costs incurred in connection therewith, will be immediately due and payable to Lender in full on the Maturity Date in a cash payment in Swiss Francs or any currency at the Lender's choice based on a payment request including the details of the amounts and interests due;

3. CLOSING DATE; DELIVERY

3.1      CLOSING DATE. The closing of the initial Loan (the "CLOSING") will be held on the Effective Date of the funds transfer (the "CLOSING DATE"), or at such other time and place as Borrower and Lender may mutually agree.

3.2     DELIVERY. At the Closing, Lender will transfer to the Borrower's account, indicated below, or as per the Borrower's instruction the amount of the Loan agreed on the Promissory Notes as per annex b).

4. REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower hereby represents and warrants to Lender that:

4.1      ORGANIZATION AND STANDING; CHARTER DOCUMENTS. Borrower is a corporation duly organized, validly existing and in good standing under the laws of Switzerland, and has all requisite corporate power and authority to conduct its business as such is presently conducted and as proposed to be conducted.

4.2 AUTHORIZATION. All corporate action on the part of Borrower and its officers, directors and stockholders that is necessary for the authorization, execution, delivery and performance of each of the Loan Documents by Borrower has been taken; and each of the Loan Documents, when executed and delivered by Borrower, will constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

5. CONDITIONS PRECEDENT TO LOAN

The obligation of Lender to make the Loans under the Commitment is subject to the satisfaction (or written waiver by Lender) of all the following conditions precedent:

5.1     REPRESENTATIONS TRUE. All representations and warranties of Borrower contained in this Agreement and all other Loan Documents will be true, correct and complete in all respects with the same effect as though such representations and warranties had been made on and as of the Closing; and Lender will have received a certificate executed by the Chief Executive Officer and the Chief Executive Officer of Borrower certifying the foregoing.

5.2. CONDITIONS FOR OBLIGATION OF LENDER. The obligation of Lender to make the Loan will be subject to all representations and warranties of Borrower contained in this Agreement being true, correct and complete in all respects with the same effect as though such representations and warranties had been made on and as of the date such Loan is actually advanced.

6. EVENTS OF DEFAULT OF BORROWER

7.1 EVENTS OF DEFAULT. The occurrence of any of the following events will constitute an "EVENT OF DEFAULT":

(a)    Borrower fails to pay any principal or any accrued interest under the Loan when the same is due and payable, or fails to pay any amount of principal or accrued interest due under the Loan on the Maturity Date therefor, and such failure to pay is not cured by Borrower within five (5) calendar days after Lender gives written notice of such failure to pay to Borrower ;

(b)   any material representation or warranty made by or on behalf of Borrower in this Agreement, or any statement or certificate that Borrower may at any time give in writing pursuant thereto or in connection therewith is false, misleading or incomplete in any material respect when made (or deemed to have been made);

(c)  Borrower fails or neglects to perform, keep or observe any covenant set forth in this Agreement and the same has not been cured within ten (10) calendar days after Borrower becomes aware thereof;

(d)   Borrower or any of its subsidiaries becomes insolvent, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver, liquidator, custodian or trustee for it or for a substantial part of its property or business, or such a receiver, liquidator, custodian or trustee otherwise is appointed and is not discharged within thirty (30) calendar days after such appointment; or

(e) bankruptcy , insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors are instituted by or against Borrower or any of its subsidiaries, or any order, judgment or decree is entered against Borrower or any such subsidiary decreeing its dissolution or liquidation; provided, however, with respect to an involuntary petition in bankruptcy, such petition is not have been dismissed within thirty (30) days after the filing of such petition.

7.2 REMEDIES OF LENDER. Upon and after the occurrence of any Event of Default, Lender will have no further obligation to make any Loan to Borrower, and in addition, at Lender's sole option by written notice to Borrower, Lender take any one or more of the following actions:

(a)      Lender may immediately terminate the Commitment and all liabilities and obligations of Lender under this Agreement, without affecting Lender's rights under this Agreement;

(b)     Lender may declare the entire principal amount of and all accrued interest and the Loan to immediately be due and payable in full, whereupon such amounts will immediately become due and payable in full, provided that in the case of an Event of Default listed in paragraph (d) or (e) of Section 7.1, the principal and interest will immediately become due and payable without the requirement of any notice or other action by Lender; and

(c)      Exercise all rights and remedies granted under the Loan Documents or otherwise available to Lender at law or in equity.

7. MISCELLANEOUS.

8.1   SURVIVAL. The representations and warranties of Borrower contained in or made pursuant to this Agreement and all the other Loan Documents will survive the execution and delivery of the Loan Documents.

8.2  ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter thereof and supersedes any prior understandings or agreements of the parties with respect to such subject matter.

8.3   SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided , however, that neither party may assign or delegate any of its rights or obligations hereunder or under any other Loan Document or any interest herein or therein without the other party's prior written consent.

8.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Canton of Zug, Switzerland and the parties hereto submit to the jurisdiction of the Swiss courts.

8.6     COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed in original, but all of which together will constitute one and the same instrument.

8.7   NOTICES. Any notice required or permitted under this Agreement will be given in writing and will be deemed effectively given upon personal delivery or three (3) days following certified or registered mail, postage prepaid , addressed:

To Borrower:

Vault-IC SAS

Arteparc Bachasson , Bat A

Rue de la carriere de Bachasson 13590 Meyreuil

France

To Lender:

WISeKey International Holding AG

General-Guisan-Str. 6

CH-6300 Zug

Switzerland

or at such other address as such party may specify by written notice given in accordance with this Section.

8.8   MODIFICATION; WAIVER. This Agreement may be modified or amended only by a writing signed by both parties hereto. No waiver or consent with respect to this Agreement will be binding unless it is set forth in writing and signed by the party against whom such waiver is asserted. No delay or failure on the part of either party in exercising any right or remedy under this Agreement or any other Loan Document will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

8.9    RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies of Lender herein provided will be cumulative and not exclusive of any other rights or remedies provided by law or otherwise.

8.10     SEVERABILITY. Any invalidity, illegality or unenforceability of any provision of this Agreement in any jurisdiction will not invalidate or render illegal or unenforceable the remaining provisions hereof in such jurisdiction and will not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

8.11  ATTORNEYS' FEES. If any party hereto commences or maintains any action at law or in equity (including counterclaims or cross-complaints) against the other party hereto by reason of the breach or claimed breach of any term or provision of this Agreement or any other Loan Document, then the prevailing party in said action will be entitled to recover its reasonable attorney's fees and court costs incurred therein.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date.

Signature in two (2) originals, one (1) one for each party are on the next page:

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Vault-IC SAS	WISeKey International Holding AG
Arteparc Bachasson , Bat A	General-Guisan-Str. 6
Rue de la carriere de Bachasson	CH-6300 Zug
13590 Meyreuil	Switzerland
France

Signature	Signature

/s/ Peter Ward	/s/ Carlos Moreira	/s/ Peter Ward

Printed name:	Printed name:
Peter Ward	Carlos Moreira	Peter Ward

Title	Title
President	CEO	CFO